LEHMAN BROTHERS	Residential Mortgage Finance

Free Writing Prospectus for IndyMac Home Equity Mortgage
Loan Asset-Backed Trust, Series 2006-H3
(Filed pursuant to Rule 433; SEC File No. 333-132042)

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

LEHMAN BROTHERS	Residential Mortgage Finance

PRELIMINARY SUMMARY OF TERMS

$[496,786,000] (Approximate)
IndyMac Home Equity Mortgage Loan
Asset-Backed Notes, Series 2006-H3

IndyMac Bank, F.S.B.
(Sponsor, Seller and Servicer)

[XL Capital]
(Guarantor)

Contacts

Syndicate	Pat Quinn/ Dan Covello / Paul Tedeschi	(212) 526-9519

Mortgage Finance	Tom O’Hara	(212) 526-6469
	Shiv Rao	(212) 526-6205
	Vinay Khandelwal	(212) 526-2755
	Vikram Nidamaluri	(212) 526-1486

Structuring	Sei-Hyong Park	(212) 526-0203
	Manoj Gupta	(212) 526-1453

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

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LEHMAN BROTHERS	Residential Mortgage Finance

The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519..

This preliminary term sheet does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this preliminary term sheet is preliminary and is subject to completion or change. The information in this preliminary term sheet, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This preliminary term sheet is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this preliminary term sheet may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this preliminary term sheet may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

The issuing entity of the securities has not prepared, provided, approved or verified any statistical or numerical information presented in this preliminary term sheet, although that information may be based in part on loan level data provided by the issuing entity or its affiliates.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuing entity nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear with this communication to which this preliminary term sheet is attached relating to:

(1)	these materials not constituting an offer (or a solicitation of an offer),

(2)	no representation that these materials are accurate or complete and may not be updated, or

(3)	these materials possibly being confidential,

are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

IRS CIRCULAR 230 NOTICE

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

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LEHMAN BROTHERS	Residential Mortgage Finance

This free writing prospectus is not intended or written to be used, and cannot be used, for the purpose of avoiding U.S. federal, state or local tax penalties. This free writing prospectus is written and provided by the underwriter in connection with the promotion or marketing of the transactions or matters addressed herein. Investors should seek advice based on their particular circumstances from an independent tax advisor.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

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LEHMAN BROTHERS	Residential Mortgage Finance

IndyMac Home Equity Mortgage Loan Asset Backed Notes 2006-H3

To Maturity

Class	Approx. Size	Type	BMark	Est. WAL (yrs)	Est. Prin. Window (mos)	Expected Final Maturity	Stated Final Maturity (1)	Expected Ratings (Moody’s/S&P)

A	$[496,786,000]	Flt – PT	1 m LI	2.40	1-144	9/25/2018	[9/25/2036]	Aaa / AAA

To 10% Optional Redemption (“Call”) (2)

Class	Approx. Size	Type	BMark	Est. WAL (yrs)	Est. Prin. Window (mos)	Expected Final Maturity	Stated Final Maturity (1)	Expected Ratings (Moody’s/ S&P)

A	$[496,786,000]	Flt – PT	1 m LI	2.20	1-69	6/25/2012	[9/25/2036]	Aaa / AAA

Pricing Speed

40% CPR / 10% Constant Draw Rate (“CDR”)

(1) The Stated Final Maturity Date with respect to the Notes is the Payment Date six months following the latest possible maturity date of a Mortgage Loan in the Pool which amortizes according to its terms. On the Stated Final Maturity Date, holders of the Notes will be entitled to receive a payment of principal in an amount equal to the outstanding principal balance of the Notes.

(2)The Servicer may exercise its right to redeem the Notes when the principal balance of the Notes is equal to or less than 10% of the Notes as of the Closing Date.

Non-Offered Notes (3)

Class	Approx. Size	Type	BMark	Stated Final Maturity (1)	Expected Ratings (Moody’s/ S&P)

M1	$ [2,509,000]	Flt – PT	1 m LI	[9/25/2036]	-- / BBB
M2	$ [2,509,000]	Flt – PT	1 m LI	[9/25/2036]	-- / BB+

(3) The information provided with respect to the Non-Offered Notes is for informational purposes only. The Non-Offered Notes are not offered hereunder.

*Please note that the approximate size of the Class A, Class M1 and Class M2 Notes listed on this page are subject to a permitted variance of 5%.

** Please note that the Expected and Stated Final Maturity have been estimated using a payment date of the 25th day of every month.

***For modeling purposes the Cut-Off Date has been assumed as September 1, 2006.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

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LEHMAN BROTHERS	Residential Mortgage Finance

Summary of Terms

Issuing Entity:	IndyMac Home Equity Mortgage Loan Asset-Backed Trust, Series 2006-H3 (the “Trust”).

Depositor:	IndyMac MBS, Inc.

Sponsor and Seller:	IndyMac Bank, F.S.B.

Servicer:	IndyMac Bank, F.S.B.

Indenture Trustee:	Deutsche Bank National Trust Company

Owner Trustee:	Wilmington Trust Company

Rating Agencies:	Standard & Poor’s (“S&P”) and Moody’s Investor Service (“Moody’s”)

Note Insurer:	XL Capital Assurance Inc. (“XL Capital”)

Underwriters:	Lehman Brothers Inc.

[Bear, Stearns & Co. Inc.]

[Credit Suisse Securities (USA) LLC]

[Goldman, Sachs & Co.]

IndyMac Securities Corporation

Expected Pricing Date:	Week of September [18]th, 2006

Expected Closing Date:	On or about September [27]th, 2006

Record Date:	The last Business Day immediately preceding the related Payment Date.

Payment Date:	[25]th of each month, or if such day is not a business day the next succeeding Business Day. (First Payment Date: October [25]th, 2006).

Cut-off Date:	September [14]th, 2006

Day Count:	Actual/360.

Interest Accrual:

Interest accrues on the Notes from the last Payment Date (or in the case of the first Payment Date, the Closing Date) through the day preceding the current Payment Date (such period, the “Accrual Period”).

Collection Period:	The [14]th day of the calendar month immediately preceding a Payment Date to the [13]th day of the calendar month of the Payment Date.

Class A Note Rate:	The lesser of (a) 1 month Libor + [ ] and (b) the Maximum Rate.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

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LEHMAN BROTHERS	Residential Mortgage Finance

Summary of Terms (continued)

Clearing:	DTC, Euroclear or Clearstream.

Denomination:	Minimum $250,000; increments of $1,000.

SMMEA Eligibility:	The Class A Notes are not expected to be SMMEA eligible.

ERISA Eligibility:	The Class A Notes are expected to be ERISA eligible.

Tax Structure:	One or more REMICs for Federal income tax purposes.

Credit Enhancement:	1.	XL Capital will unconditionally guarantee timely payment of interest and ultimate payment of principal of the Class A Notes.

	2.	Subordination of lower rated classes of Notes

	3.	Overcollateralization, as described herein.

	4.	Excess cashflow.

The Notes and the Certificates:	The Class A Notes are the subject of this Preliminary Summary of Terms.

The Trust will also issue Class M1 and M2 Notes (together with the Class A Notes, the “Notes”) in an initial aggregate principal balance of approximately [1.00]% of the Cut-off Date Principal Balance (as defined below), as well as three classes of certificates, which include the, Class L Certificates (Depositor’s Interest), the Class B Certificates (excess cashflow) and the Class R Certificates (and together with the Class L Certificates, the “Residual Certificates” and the Residual Certificates, together with the Class B, the “Certificates”).

The Class M1 Notes, Class M2 Notes, and the Certificates are not the subject of this Preliminary Summary of Terms. Information regarding the Class M1 Notes, Class M2 Notes and the Certificates is provided only to more fully describe the terms of the Class A Notes.

The HELOCs:

The collateral will consist of adjustable rate, first and second lien home equity lines of credit (“HELOCs”). Each HELOC adjusts monthly to a rate equal to the Prime Rate plus its margin, subject to a gross cap rate.

The aggregate drawn principal balance of the HELOCs as of the Cut-off Date is approximately $[501,804,955].

The aggregate drawn principal balance of the HELOCs as of the Cut-off Date is referred to herein as the “Cut-off Date Principal Balance”.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

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LEHMAN BROTHERS	Residential Mortgage Finance

Summary of Terms (continued)

Invested Amount:

With respect to any Payment Date, is the Invested Amount for the preceding Payment Date after giving effect to the allocation of the principal collections on such preceding Payment Date (or in the case of the first Payment Date, the Initial Invested Amount) reduced by (i) the Floating Allocation Percentage of principal collections for that Payment Date and (ii) the Investor Charge-Off Amounts for that Payment Date.

The “Initial Invested Amount” is expected to be approximately $[501,804,955]. Please note that the “Initial Invested Amount” is subject to a permitted variance of 5%.

Depositor’s Interest:	The Depositor’s Interest is equal to the outstanding pool balance at the end of the previous Collection Period minus the Invested Amount.

Floating Allocation Percentage:

With respect to any Payment Date, is the percentage equivalent of a fraction the numerator of which is the Invested Amount for the preceding Payment Date after giving effect to the allocation of the principal collections on such preceding Payment Date (or in the case of the first Payment Date, the Initial Invested Amount) and the denominator of which is the pool balance at the end of the Collection Period preceding the previous Payment Date (or in the case of the first Payment Date, the Cut-off Date Principal Balance), provided such percentage shall not be greater than 100%.

Investor Charge-Off Amounts:	For a given Payment Date, the amount of Charge-Off Amounts incurred during the related Collection Period multiplied by the Floating Allocation Percentage.

Overcollateralization:

Overcollateralization will be equal to the excess of the Invested Amount over the principal balance of the Notes. Certain excess cashflow will be applied as a payment of principal on the Notes on each Payment Date to maintain the Overcollateralization Amount for the Notes, or to increase it to an amount not greater than the Specified Overcollateralization Amount.

The Specified Overcollateralization Amount on any Payment Date prior to the Stepdown Date will be an amount equal to 1.60% of the Initial Invested Amount.

On any Payment Date after the Stepdown Date it will be an amount equal to 3.20% of the Invested Amount, provided that it can not be less than 0.50% of the Initial Invested Amount.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

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LEHMAN BROTHERS	Residential Mortgage Finance

Summary of Terms (continued)

Stepdown Date:

With respect to the Notes, the later to occur of (a) the 31st Payment Date and (b) the first Payment Date on which the senior credit enhancement, as of that date, has become [twice the initial senior credit enhancement].

Subordination:

The certificates representing the residual interests in the Issuing Entity will be subordinated to the Floating Allocation Percentage of collections on the HELOCs that are allocated to the Notes except to the limited extent described herein. The Class M1 and Class M2 Notes will be subordinated to payment of the Class A Notes. The Class M2 Notes will be subordinated to the payment of the Class M1 Notes. This subordination provides credit enhancement to the Notes.

Charge-Off Amount:

With respect to any Charged-Off HELOC under clause (i) of the definition thereof, the amount of the principal balance of that HELOC that has been written down (including, for any HELOC that was liquidated during the related Collection Period, any unrecovered portion that is written down during that Collection Period after giving effect to the net liquidation proceeds applied in reduction of such principal balance), and with respect to any Charged-Off HELOC under clause (ii) of the definition thereof, the entire outstanding principal balance of such HELOC minus the appraised value of the related Mortgaged Property.

Charged-Off HELOC:

Means (i) a HELOC with a principal balance that has been written down on the related Servicer’s servicing system in accordance with its policies and procedures (including any HELOC that became a liquidated HELOC during the related Collection Period and had an unrecovered portion of its related principal balance written down during that Collection Period) and (ii) any HELOC that is more than 180 days past due.

Allocation of Investor Charge-off Amounts:

Generally, the Investor Charge-Off Amounts for any Payment Date will be absorbed first, by the excess cashflow allocable to the notes, second, by the Overcollateralization Amount, third, by the Class M2 Notes, and lastly, by the Class M1 Notes.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

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LEHMAN BROTHERS	Residential Mortgage Finance

Summary of Terms (continued)

Amortization Periods:	The allocation of principal collections is divided into two distinct periods: the Managed Amortization Period and the Rapid Amortization Period.

Managed Amortization Period:	Begins on the first Payment Date and ends on the earlier of (a) the 120th Payment Date or (b) the payment date which immediately follows a Rapid Amortization Event.

Rapid Amortization Period:	Immediately follows the end of the Managed Amortization Period.

Maximum Rate:

The Maximum Rate with respect to the Notes on any Payment Date is equal to the product of (x) the weighted average of the loan rates of the HELOCs as of the beginning of the Collection Period, net of (i) the Servicing Fee Rate, (ii) the fees of the owner trustee (expressed as a per annum rate), (iii) a per annum rate equal to a fraction, the numerator of which is the product of (a) the quotient of 365 divided by the actual number of days in the accrual period for the HELOCs (b) the sum of (1) any interest shortfalls resulting from application of the Relief Act (2) any interest shortfalls resulting from prepayments on the HELOCs and (3) any payments to the Indenture Trustee for fees and reimbursed expenses and the denominator of which is the pool balance at the beginning of the related Collection Period, and the denominator of which is the principal balance of the HELOCs at the beginning of the related Collection Period, and (iv) the product of (1) the premiums payable to the Insurer (expressed as a per annum rate) and (2) a fraction, the numerator of which is the principal balance of the Class A Notes immediately before the Payment Date and the denominator of which is the pool balance at the beginning of the related Collection Period, and (y) a fraction, the numerator of which is 360 and the denominator of which is 365.

Servicing Fee:	0.50% per annum (the “Servicing Fee Rate”) on the aggregate principal balance of the HELOCs, payable monthly at 1/12 of the per annum rate.

Deferred Interest: (“Catch-Up Interest”)

To the extent the applicable Maximum Rate is less than 1 month LIBOR + [applicable spread for any class of notes] on any Payment Date, the deficiency for each class will be deferred (“Deferred Interest”) and will accrue interest on each subsequent Payment Date at the applicable Note Rate. Such Deferred Interest will be reimbursed through distributions on subsequent Payment Dates, to the extent of remaining Available Funds applied in the priority set forth under “Priority of Payments” herein.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

9

LEHMAN BROTHERS	Residential Mortgage Finance

Summary of Terms (continued)

Priority of Payments:

On each Payment Date, the Indenture Trustee will make pay from the Floating Allocation Percentage of amounts (less prepay charges) received in respect of the HELOCs during each Collection Period (net of the payments to the Indenture Trustee Fee, Servicing Fee, the Owner Trustee fee, prepayment charges and to the extent of available funds, as follows:

	(1)	to pay the Note Insurer premium;

	(2)	to the Class A Notes, interest at the Class A Note Rate for such Payment Date;

	(3)	to the Class A Notes, the Class A Principal Payment Amount for the related period, until the note principal amount of the Class A Notes has been reduced to zero;

(4)

to the Class A Notes, as a form of principal, (a) the Investor Charge-Off Amounts incurred during the preceding calendar month and (b) the Investor Charge-Off Amounts incurred during previous periods which were not subsequently reimbursed;

	(5)	as payment for any reimbursement amounts owed to the Note Insurer with interest thereon;

	(6)	to the Class M1 Notes, interest at the Class M1 Note Rate for such Payment Date;

	(7)	to the Class M2 Notes, interest at the Class M2 Note Rate for such Payment Date;

	(8)	to the Class A Notes, any Accelerated Principal Amounts, until the note principal amount of the Class A Notes has been reduced to zero;

	(9)	to pay the Class M1 Principal Payment Amount and Class M1 Accelerated Principal Amounts due to the Class M1 Notes, until the note principal amount of the Class M1 Notes has been reduced to zero;

	(10)	to pay the Class M2 Principal Payment Amount and Class M2 Accelerated Principal Amounts due to the Class M2 Notes, until the note principal amount of the Class M2 Notes has been reduced to zero;

	(11)	to the Servicer, certain unreimbursed amounts, if any;

(12)

sequentially, to pay to the Class A, Class M1 and Class M2 Notes the current Deferred Interest and any unpaid Deferred Interest from prior Payment Dates at their respective Note Rates (determined for this purpose without regard to the Maximum Rate);

	(13)	pari passu, to the Indenture Trustee, any unreimbursed expenses and to the Owner Trustee, any unpaid fees and unreimbursed

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

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LEHMAN BROTHERS	Residential Mortgage Finance

expenses; and

(14)	to pay the remaining amounts to the holders of the Certificates, as set forth in the Sale and Servicing Agreement.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

11

LEHMAN BROTHERS	Residential Mortgage Finance

Summary of Terms (continued)

Class A Principal Payment Amount:	Prior to the Stepdown Date or if a Trigger Event or Rapid Amortization Event is in effect, the Principal Payment Amount.

On or after the Stepdown Date, unless a Trigger Event is in effect or the Rapid Amortization Event has occurred, the lesser of (a) the excess of (i) the principal balance of the Class A Notes over (ii) the Class A Target Amount and (b) the Principal Payment Amount.

Class A Target Amount:

The lesser of (a) the product of (i) approximately [94.80]% and (ii) the Invested Amount for such Payment Date and (b) the excess if any of (i) the Invested Amount for such Payment Date over (ii) [0.50]% of the Cut-off Date Principal Balance.

Class M1 Principal Payment Amount:

Prior to the Stepdown Date or if a Trigger Event or Rapid Amortization Event is in effect, the Principal Payment Amount remaining, if any, after the principal balance of the Class A Notes has been reduced to zero.

On or after the Stepdown Date, unless a Trigger Event or Rapid Amortization Event is in effect, the lesser of (a) the excess of (i) the principal balance of the Class A Notes (after giving effect to payments of principal on such Payment Date) and Class M1 Notes immediately prior to such payment date over (ii) the Class M1 Target Amount and (b) the Principal Payment Amount after giving effect to payments of principal to the Holders of the Class A Notes.

Class M1 Target Amount:

The lesser of (a) the product of (i) approximately [95.80]% and (ii) the Invested Amount for such Payment Date and (b) the excess if any of (i) the Invested Amount for such Payment Date over (ii) [0.50]% of the Cut-off Date Principal Balance.

Class M2 Principal Payment Amount:

Prior to the Stepdown Date or if a Trigger Event or Rapid Amortization Event is in effect, the Principal Payment Amount remaining, if any, after the principal balance of the Class A and Class M1 Notes have been reduced to zero.

On or after the Stepdown Date, unless a Trigger Event or Rapid Amortization Event is in effect, the lesser of (a) the excess of (i) the principal balance of the Class A Notes (after giving effect to payments of principal on such Payment Date), Class M1 Notes (after giving effect to payments of principal on such Payment Date) and Class M2 Notes immediately prior to such payment date over (ii) the Class M2 Target Amount and (b) the Principal Payment Amount after giving effect to payments of principal to the Holders of the Class A Notes and the Class M1 Notes.

Class M2 Target Amount:

The lesser of (a) the product of (i) approximately [96.80]% and (ii) the Invested Amount for such Payment Date and (b) the excess if any of (i) the Invested Amount for such Payment Date over (ii) [0.50]% of the Cut-off Date Principal Balance.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

12

LEHMAN BROTHERS	Residential Mortgage Finance

Summary of Terms (continued)

Trigger Event:

A Trigger Event shall be in effect on any Payment Date if (a) the sum of the Investor Charge-Off Amounts for the related Collection Period and all prior Collection Periods, expressed as percentage of the Initial Invested Amount, is greater than (i) with respect to the first Payment Date to and including the 48th Payment Date, [1.75]%, (ii) with respect to the 49th Payment Date to and including the 60th Payment Date, [1.75]% initially, plus [0.0625]% per month thereafter, (iii) with respect to the 61st Payment Date to and including the 72nd Payment Date, [2.50]% initially, plus [0.0417]% per month thereafter (iv) with respect to the 73rd Payment to and including the 84th Payment Date and thereafter, [3.00]% initially, plus [0.0208]% per month thereafter, (v) with respect to the 85th Payment Date and thereafter, [3.25]% or (b) the three month rolling delinquency rate for such Payment Date is greater than [3.50]%.

Principal:	The allocation of principal collections to the Notes is divided into two distinct periods: the Managed Amortization Period and the Rapid Amortization Period.

With respect to each Payment Date, holders of Notes will receive the “Principal Payment Amount” with respect to such Payment Date. The “Principal Payment Amount” will equal the excess of (a) the Maximum Principal Payment over (b) the Overcollateralization Reduction Amount, if any, in each case with respect to that Payment Date.

	(A)	During the Managed Amortization Period, the “Maximum Principal Payment” shall equal the “Net Principal Collections” with respect to such Payment Date.

	(B)	During the Rapid Amortization Period, the “Maximum Principal Payment” shall equal the Floating Allocation Percentage of Principal Collections with respect to such Payment Date.

(C)

“Principal Collections” shall equal, with respect to any Payment Date, the sum of amounts allocated to principal collected during the related Collection Period, the portion of net liquidation proceeds and insurance proceeds allocated to principal pursuant to the terms of the credit line agreements, any amounts allocable to principal with respect to any HELOCs that are repurchased out of the trust, any recoveries and the principal portion of any substitution amount.

(D)

“Net Principal Collections” shall equal the positive difference between (x) the Floating Allocation Percentage of Principal Collections with respect to such Payment Date minus (y) the Floating Allocation Percentage of the aggregate principal amount of all Additional Balances (draws on the HELOCs) arising during the related Collection Period.

Overcollateralization Reduction Amount:

The amount by which the Overcollateralization Amount exceeds the Specified Overcollateralization Amount, assuming that the Maximum Principal Payment had been distributed to Noteholders on such Payment Date.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

13

LEHMAN BROTHERS	Residential Mortgage Finance

Summary of Terms (continued)

Accelerated Principal Amounts:

On any Payment Date where excess cashflow allocable to the Notes exists, all or a portion of such amount will be distributed to pay principal on the Notes in an amount equal to the lesser of (A) the excess cashflow for that class and (B) the amount required to maintain or increase the Overcollateralization Amount at the Specified Overcollateralization Amount for that Payment Date (after giving effect to any application of any Accelerated Principal Payment paid to each class of notes senior to that class on that Payment Date).

Optional Redemption:

The Servicer may exercise its right to repurchase the HELOCs on any Payment Date on or after which the principal balance of the Notes, prior to giving effect to payments of principal on such Payment Date, declines to 10% or less of the principal balance of the Notes as of the Closing Date, subject to certain conditions including (i) the consent of the Insurer (if the redemption would result in a draw on the Policy) and (ii) no reimbursement amounts would remain due to the Insurer. The first such date is the “Optional Redemption Date”. The aggregate repurchase price is equal to the greater of (x) the sum of (i) the unpaid principal balance of the HELOCs plus accrued interest thereon, (ii) any costs and damages incurred by the trust associated with a violation of any applicable Federal, state or local predatory or abusive lending law, (iii) the lesser of (A) the fair market value of all other property being purchased and (B) the unpaid principal balance of the related HELOC and (iv) any unreimbursed servicing advances and certain amounts owed to the Servicer, Indenture Trustee, Insurer (including premiums and reimbursement amounts), and Owner Trustee for the related Payment Date, and (y) the sum of (i) the principal balance of the Notes and interest due thereon on such Payment Date and (ii) any unreimbursed servicing advances, and certain amounts owed to the Servicer, the Indenture Trustee, the Insurer (including premiums and reimbursement amounts) and the Owner Trustee for the related Payment Date If such an event occurs, holders of the Notes will receive a final distribution on such Payment Date.

Amendments to Credit Line Agreements:

Subject to the limitations in the Sale and Servicing Agreement, the Servicer may change the terms of the HELOC agreements at any time provided that such changes (i) do not materially adversely affect the interest of the Noteholders and XL Capital (taking into account the aggregate effect of all previous modifications), and (ii) are consistent with prudent servicing practice, provided such changes do not adversely affect the status of the pool as a REMIC. Such modifications may include increases in the Credit Limit of the related HELOC, provided that the Servicer will not modify the maturity on any HELOC beyond the stated final maturity and that certain conditions and limitations (such as combined loan-to-value ratio) are met.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

14

LEHMAN BROTHERS	Residential Mortgage Finance

Summary of Terms (continued)

Rapid Amortization Events	Rapid amortization events shall be those set forth in the Sale and Servicing Agreement, including without limitation the following:

	(i)	A default in the payment of any interest and/or principal, and such default continues for a period of two Business Days;

(ii)

The failure on the part of the Issuing Entity, the Depositor, the Seller, the Servicer to perform any of its other material obligations under the Sale and Servicing Agreement, the Trust Agreement, the Indenture or certain other material agreements, which failure materially and adversely affects the interests of the Noteholders or the Insurer and continues unremedied for 30 days;

	(iii)	The Issuing Entity or the Depositor voluntarily commences an insolvency proceeding;

	(iv)	A decree or court order is entered into for the winding-up or liquidation of the Issuing Entity or the Depositor,

	(v)	The Issuing Entity becomes subject to regulation as an “investment company,” as such term is defined in the Investment Company Act of 1940;

	(vi)	Any draw under the insurance policy remains unreimbursed for greater than 90 days;

	(vii)	the Issuing Entity loses its status as one or more REMICs and such loss in status results in the imposition of an entity level tax on the Issuing Entity; or

	(viii)	the rights and obligations of the Servicer under the Sale and Servicing Agreement are terminated or an Event of Servicer Termination, as defined in the Sale and Servicing Agreement, has occurred.

Servicing:	The Servicer shall:

	(1)	pay all out-of-pocket expenses to service the HELOCs which will be reimbursed from collections received on the HELOCs prior to distribution to the noteholders; and

(2)

will receive the Servicing Fee plus all assumption fees, late payment charges and other fees and charges, to the extent collected from borrowers (including early termination fees), as additional servicing compensation.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

15

LEHMAN BROTHERS	Residential Mortgage Finance

Weighted Average Life (1) and Maturity
Sensitivity of the Class A Notes to Payments and Draws *

(Assumes 10% Optional Termination)

Constant Prepayment Rate (%)	30			35			40

Draw Rate (%)	WAL	Window	Maturity	WAL	Window	Maturity	WAL	Window	Maturity

5	2.89	1 - 90	3/25/2014	2.34	1 - 73	10/25/2012	1.94	1 - 61	10/25/2011
10	3.52	1 - 110	11/25/2015	2.73	1 - 85	10/25/2013	2.20	1 - 69	6/25/2012
15	4.41	1 - 128	5/25/2017	3.32	1 - 104	5/25/2015	2.56	1 - 80	5/25/2013

Constant Prepayment Rate (%)	45			50

Draw Rate (%)	WAL	Window	Maturity	WAL	Window	Maturity

5	1.63	1 ~ 51	12/25/2010	1.39	1 ~ 44	5/25/2010
10	1.81	1 - 57	6/25/2011	1.52	1 ~ 48	9/25/2010
15	2.06	1 - 64	1/25/2012	1.69	1 ~ 53	2/25/2011

(1)

The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of the Notes. Assumes a Closing Date of September [27], 2006.

The Servicer may exercise its right to redeem the Notes when the principal balance of the Notes is equal to or less than 10% of the Notes as of the Closing Date.

Weighted Average Life (1) and Maturity
Sensitivity of the Class A Notes to Payments and Draws (continued)*

(Assumes No Optional Termination)

Constant Prepayment Rate (%)	30			35			40

Draw Rate (%)	WAL	Window	Maturity	WAL	Window	Maturity	WAL	Window	Maturity

5	3.13	1 - 176	5/25/2021	2.54	1 - 153	6/25/2019	2.11	1 - 134	11/25/2017
10	3.72	1 - 187	4/25/2022	2.95	1 - 164	5/25/2020	2.40	1 - 144	9/25/2018
15	4.59	1 - 199	4/25/2023	3.52	1 - 176	5/25/2021	2.78	1 - 155	8/25/2019

Constant Prepayment Rate (%)	45			50

Draw Rate (%)	WAL	Window	Maturity	WAL	Window	Maturity

5	1.78	1 ~ 117	6/25/2016	1.51	1 ~ 100	1/25/2015
10	1.98	1 - 127	4/25/2017	1.66	1 ~ 110	11/25/2015
15	2.25	1 - 136	1/25/2018	1.85	1 ~ 120	9/25/2016

(1)

The weighted average life of the Notes is determined by (i) multiplying the amount of each principal payment by the number of years from the Closing Date to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of the Notes. Assumes a Closing Date of September [27], 2006.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

16

LEHMAN BROTHERS	Residential Mortgage Finance

Maximum Rate Schedule (1)(2)

The Maximum Rate Schedule is shown for the first 70 Distribution Dates.

Month	Maximum Rate (%)	Month	Maximum Rate (%)

1	16.90	36	17.48
2	17.48	37	16.90
3	16.90	38	17.48
4	17.48	39	16.90
5	17.48	40	17.48
6	15.74	41	17.48
7	17.48	42	15.74
8	16.90	43	17.48
9	17.48	44	16.90
10	16.90	45	17.48
11	17.48	46	16.90
12	17.48	47	17.48
13	16.90	48	17.48
14	17.48	49	16.90
15	16.90	50	17.48
16	17.48	51	16.90
17	17.48	52	17.48
18	16.32	53	17.48
19	17.48	54	15.74
20	16.90	55	17.48
21	17.48	56	16.90
22	16.90	57	17.48
23	17.48	58	16.90
24	17.48	59	17.48
25	16.90	60	17.48
26	17.48	61	16.90
27	16.90	62	17.48
28	17.48	63	16.90
29	17.48	64	17.48
30	15.74	65	17.48
31	17.48	66	16.32
32	16.90	67	17.48
33	17.48	68	16.90
34	16.90	69	17.48
35	17.48	70	16.90

(1) Assumes prepayments at 40% CPR and draws at 10% CDR.
(2) Assumes all Interest Rates equal 20%.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

17

LEHMAN BROTHERS	Residential Mortgage Finance

Collateral Summary

Collateral characteristics for the Statistical Pool of HELOCs are listed below as of the Cut-Off Date

Total Number of HELOCs	6,735
Total Outstanding HELOC Balance	$501,804,955
Average Drawn Amount	$74,507
Average Credit Limit	$89,794
Current WA Coupon	9.477%
WA Credit Utilization Ratio	82.979
WA Margin	1.275%
WA Life Cap	17.993%
WA Loan Age (months)	4
WA Remaining Term (months)	247
WA CLTV	83.73%
WA Credit Score	716
WA Junior Mortgage Ratio (Second Liens Only)	22.48%

Lien Position
First Lien	1.64%
Second Lien	98.36%

Property Type
Single Family	69.47%
PUD	18.64%
Condo	8.81%
2-4 Family	3.07%

Occupancy Status
Owner-Occupied	93.14%
Investment	4.56%
Second Home	2.29%

Loan Documentation
Full	10.06%
Stated	88.85%
No Documentation	0.06%
No Ratio	0.47%
Fast Track	0.57

Loan Purpose
Cash Out Refinance	70.00%
Purchase	22.96%
Rate/Term Refinance	7.04%

Geographic Distribution
(Other states account individually for less than 4% of the Statistical Cut-Off Date Principal Balance)
CA	62.34%
FL	5.58%

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

18

LEHMAN BROTHERS	Residential Mortgage Finance

Principal Balances

Current Balance ($)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

0.00 - 9,999.99	67	$523,787	0.10%	8.284%	743	$7,818	61.87%
10,000.00 - 25,000.00	673	12,764,337	2.54	9.197	722	18,966	75.75
25,000.01 - 50,000.00	1,947	73,326,098	14.61	9.684	710	37,661	83.25
50,000.01 - 100,000.00	2,485	175,149,233	34.90	9.687	711	70,483	86.37
100,000.01 - 200,000.00	1,340	185,231,462	36.91	9.452	717	138,232	84.76
200,000.01 - 300,000.00	192	42,576,854	8.48	8.844	725	221,754	75.97
300,000.01 - 500,000.00	27	10,220,253	2.04	8.164	758	378,528	68.85
500,000.01 - 750,000.00	4	2,012,930	0.40	8.032	758	503,232	72.74

Total:	6,735	$501,804,955	100.00%	9.477%	716	$74,507	83.73%

Minimum:	$2,430.52
Maximum:	$504,469.80
Avg:	$74,507.05

Occupancy Type

Occupancy Status	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

Primary Home	6,237	$467,398,139	93.14%	9.484%	715	$74,940	84.12%
Investment	296	22,901,154	4.56	9.251	721	77,369	76.03
Second Home	202	11,505,662	2.29	9.644	720	56,959	83.19

Total:	6,735	$501,804,955	100.00%	9.477%	716	$74,507	83.73%

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

19

LEHMAN BROTHERS	Residential Mortgage Finance

Combined Loan to Value**

Combined LTV (%)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

0.01 - 70.00	1,036	$78,846,893	15.71%	8.324%	732	$76,107	57.77%
70.01 - 75.00	327	28,286,606	5.64	8.533	733	86,503	73.31
75.01 - 80.00	742	67,364,386	13.42	8.666	721	90,788	78.93
80.01 - 85.00	381	24,013,499	4.79	9.621	705	63,028	83.78
85.01 - 90.00	2,893	180,804,244	36.03	9.830	702	62,497	89.55
90.01 - 95.00	786	64,856,256	12.92	10.432	705	82,514	94.13
95.01 - 100.00	522	54,012,560	10.76	10.181	736	103,472	99.72
100.01 - 105.00	36	2,803,740	0.56	10.856	733	77,882	101.49
105.01 >=	12	816,771	0.16	10.605	715	68,064	111.30

Total:	6,735	$501,804,955	100.00%	9.477%	716	$74,507	83.73%

Non Zero Minimum:	7.58%
Maximum:	119.47%
Non Zero Weighted Average:	83.73%

**CALCULATED BY ADDING CREDIT LIMIT TO SRBAL DIV PROPVAL

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

20

LEHMAN BROTHERS	Residential Mortgage Finance

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance		Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

Cash Out Refinance	4,728	$351,270,129	70.	%	9.324%	713	$74,296	80.27%
Purchase	1,458	115,194,206	22.96		9.808	724	79,008	92.07
Rate/Term Refinance	549	35,340,620	7.04		9.915	718	64,373	90.89

Total:	6,735	$501,804,955	100.00%		9.477%	716	$74,507	83.73%

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

21

LEHMAN BROTHERS	Residential Mortgage Finance

Current Credit Score

FICO	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

0 - 619	16	$1,201,984	0.24%	10.249%	566	$75,124	87.69%
620 - 639	23	1,222,412	0.24	11.921	632	53,148	83.64
640 - 659	561	35,984,004	7.17	11.252	650	64,143	83.69
660 - 679	1,027	74,760,529	14.90	10.490	669	72,795	84.82
680 - 699	1,244	87,588,865	17.45	9.767	689	70,409	85.52
700 - 719	1,036	80,684,305	16.08	9.271	709	77,881	86.34
720 - 739	840	67,387,556	13.43	9.101	730	80,223	85.71
740 - 759	748	57,584,391	11.48	8.828	750	76,984	83.61
760 >=	1,240	95,390,908	19.01	8.535	780	76,928	77.66

Total:	6,735	$501,804,955	100.00%	9.477%	716	$74,507	83.73%

Minimum:	475
Maximum:	830
Weighted Average:	716
Weighted Average with Current Balance of Loans

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

22

LEHMAN BROTHERS	Residential Mortgage Finance

Rate

Rate (%)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

3.501 - 4.000	84	$4,307,222	0.86%	4.000%	710	$51,276	89.05%
7.001 - 7.500	511	23,842,263	4.75	7.357	772	46,658	61.86
7.501 - 8.000	476	49,804,526	9.93	7.834	752	104,631	68.72
8.001 - 8.500	483	48,035,356	9.57	8.343	735	99,452	75.04
8.501 - 9.000	895	74,690,021	14.88	8.872	728	83,453	82.27
9.001 - 9.500	1,002	76,054,875	15.16	9.328	716	75,903	86.35
9.501 - 10.000	983	66,481,982	13.25	9.822	709	67,632	87.98
10.001 - 10.500	772	56,016,354	11.16	10.330	706	72,560	92.65
10.501 - 11.000	607	43,913,338	8.75	10.823	685	72,345	91.68
11.001 - 11.500	364	24,282,013	4.84	11.343	673	66,709	91.25
11.501 - 12.000	332	21,636,916	4.31	11.778	665	65,171	91.07
12.001 - 12.500	110	6,331,926	1.26	12.370	667	57,563	91.20
12.501 - 13.000	56	3,184,933	0.63	12.795	668	56,874	90.80
13.001 >=	60	3,223,230	0.64	13.513	667	53,720	93.08

Total:	6,735	$501,804,955	100.00%	9.477%	716	$74,507	83.73%

Minimum:	4.000%
Maximum:	15.500%
Non Zero Weighted Average:	9.477%

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

23

LEHMAN BROTHERS	Residential Mortgage Finance

Original Term

Original Term (Months)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

97 - 120	30	$1,644,581	0.33%	9.825%	736	$54,819	91.59%
169 - 192	97	6,253,920	1.25	9.532	715	64,473	91.86
217 - 240	5,020	395,606,454	78.84	9.369	716	78,806	81.90
289 - 312	1,583	98,056,578	19.54	9.903	713	61,944	90.47
337 - 360	5	243,422	0.05	9.622	708	48,684	87.88

Total:	6,735	$501,804,955	100.00%	9.477%	716	$74,507	83.73%

Minimum:	120 months
Maximum.:	360 months
Non Zero Weighted Average:	251 months

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

24

LEHMAN BROTHERS	Residential Mortgage Finance

Stated Remaining Term

Stated Remaining Term	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

85 - 96	4	$97,196	0.02%	9.331%	764	$24,299	70.69%
97 - 108	3	109,406	0.02	11.729	686	36,469	80.99
109 - 120	23	1,437,979	0.29	9.713	738	62,521	93.81
157 - 168	2	58,070	0.01	10.069	757	29,035	90.00
169 - 180	95	6,195,850	1.23	9.527	714	65,219	91.88
193 - 204	9	417,883	0.08	8.604	712	46,431	73.08
205 - 216	30	1,466,270	0.29	8.872	722	48,876	70.41
217 - 228	77	3,720,687	0.74	9.044	721	48,321	73.78
229 - 240	4,904	390,001,613	77.72	9.374	716	79,527	82.03
265 - 276	1	29,781	0.01	10.250	679	29,781	75.00
277 - 288	49	3,623,198	0.72	10.839	667	73,943	88.57
289 - 300	1,533	94,403,598	18.81	9.867	715	61,581	90.54
325 - 336	1	15,096	0.00	9.250	725	15,096	59.00
337 - 348	1	70,811	0.01	9.500	733	70,811	100.00
349 - 360	3	157,515	0.03	9.712	695	52,505	85.21

Total:	6,735	$501,804,955	100.00%	9.477%	716	$74,507	83.73%

Minimum:	90 months
Maximum:	354 months
Non Zero Weighted Average:	247 months

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

25

LEHMAN BROTHERS	Residential Mortgage Finance

Seasoning

Seasoning	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

0 - 4	4,597	$365,247,194	72.79%	9.405%	716	$79,453	83.25%
5-8	1,748	113,773,943	22.67	9.667	715	65,088	85.64
9-12	228	13,930,808	2.78	9.700	719	61,100	84.37
13 - 16	58	3,304,899	0.66	9.800	703	56,981	81.39
17 - 20	33	2,190,336	0.44	10.077	671	66,374	80.18
21 - 25	39	1,930,201	0.38	9.529	706	49,492	75.02
26 - 30	20	916,991	0.18	8.707	739	45,850	70.40
31 - 35	3	92,700	0.02	9.350	727	30,900	74.46
36 - 40	8	407,939	0.08	8.588	711	50,992	72.98
41 - 45	1	9,944	0.00	9.250	747	9,944	77.00

Total:	6,735	$501,804,955	100.00%	9.477%	716	$74,507	83.73%

Minimum:	1 month
Maximum:	43 months
Weighted Average:	4 months

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

26

LEHMAN BROTHERS	Residential Mortgage Finance

Credit Limit

Credit Limit ($)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

<= 30,000.00	767	$16,544,218	3.3%	9.675%	712	$21,570	81.77%
30,000.01 - 50,000.00	1,495	56,954,433	11.35	9.821	706	38,097	85.32
50,000.01 - 70,000.00	1,192	68,109,195	13.57	9.868	705	57,139	89.04
70,000.01 - 90,000.00	779	56,775,495	11.31	9.905	708	72,883	89.17
90,000.01 - 110,000.00	800	63,838,168	12.72	9.446	718	79,798	83.28
110,000.01 - 130,000.00	338	36,834,157	7.34	9.743	710	108,977	88.72
130,000.01 - 150,000.00	475	55,685,575	11.10	9.584	716	117,233	83.94
150,000.01 - 170,000.00	132	19,227,438	3.83	9.600	719	145,662	90.28
170,000.01 - 190,000.00	129	20,522,528	4.09	9.466	716	159,089	87.75
190,000.01 >=	628	107,313,749	21.39	8.639	732	170,882	73.44

Total:	6,735	$501,804,955	100.00%	9.477%	716	$74,507	83.73%

Minimum:	$10,000.00
Maximum:	$500,000.00
Avg.:	$89,793.94

Current Utilization Ratio

Current Utilization Ratio (%)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

0.00 - 74.99	1,328	$71,249,904	14.2%	8.562%	735	$53,652	70.38%
75.00 - 79.99	170	13,583,582	2.71	8.987	724	79,903	78.10
80.00 - 84.99	184	16,679,680	3.32	9.077	722	90,650	76.03
85.00 - 89.99	176	14,906,230	2.97	9.047	722	84,694	77.87
90.00 - 94.99	233	19,621,797	3.91	9.339	709	84,214	79.11
95.00 - 99.99	1,519	106,375,741	21.20	9.568	714	70,030	85.27
100.00 - 100.00	120	13,686,869	2.73	9.740	722	114,057	88.38
100.01 - 109.00	3,005	245,701,153	48.96	9.779	710	81,764	88.23

Total:	6,735	$501,804,955	100.00%	9.477%	716	$74,507	83.73%

Minimum:	10.01%
Maximum.:	105.13%
AVG.:	82.98%

**TOTAL AVERAGE IS BASED ON TOTAL CURRENT BALANCE DIVDED BY TOTAL CREDIT LIMIT

*Calculated by dividing Current Balance by Credit Limit

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

27

LEHMAN BROTHERS	Residential Mortgage Finance

Margin

Margin (%)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

<= 0.000	1,218	$98,649,487	19.66%	7.807%	754	$80,993	68.34%
0.001 - 0.500	582	53,646,486	10.69	8.599	729	92,176	78.78
0.501 - 1.000	1,105	85,000,732	16.94	9.061	723	76,924	84.24
1.001 - 1.500	1,100	76,834,086	15.31	9.482	714	69,849	87.87
1.501 - 2.000	854	60,203,000	12.00	9.982	707	70,495	90.52
2.001 - 2.500	723	50,285,184	10.02	10.537	693	69,551	91.88
2.501 - 3.000	446	31,898,877	6.36	11.039	679	71,522	92.03
3.001 - 3.500	420	28,638,790	5.71	11.628	666	68,188	91.25
3.501 - 4.000	117	7,036,235	1.40	12.083	671	60,139	90.06
4.001 - 4.500	93	5,519,359	1.10	12.593	667	59,348	91.23
4.501 - 5.000	42	2,076,347	0.41	13.112	671	49,437	92.56
5.001 - 5.500	23	1,578,127	0.31	13.549	667	68,614	94.16
5.501 - 6.000	7	279,603	0.06	13.991	648	39,943	90.00
6.001 - 6.500	4	132,359	0.03	14.467	634	33,090	89.31
7.001 - 7.500	1	26,282	0.01	15.500	624	26,282	76.00

Total:	6,735	$501,804,955	100.00%	9.477%	716	$74,507	83.73%

Weighted Average:	1.275%
Minimum:	-1.000%
Maximum.:	7.250%

** All HELOCs are indexed to the “Prime Rate” as published in the “Money Rates” table of the Wall Street Journal.

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

28

LEHMAN BROTHERS	Residential Mortgage Finance

Geographic Distribution

STATE (Top 30 based on Current Balance)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

California	3,800	$312,808,014	62.34%	9.477%	716	$82,318	83.93%
Florida	462	28,000,894	5.58	9.742	704	60,608	82.45
New York	299	22,215,506	4.43	9.718	709	74,299	83.40
Arizona	242	17,577,886	3.50	9.356	720	72,636	82.73
New Jersey	197	12,902,247	2.57	9.428	710	65,494	80.15
Nevada	222	12,586,785	2.51	9.587	717	56,697	87.14
Virginia	202	12,414,467	2.47	9.393	721	61,458	86.46
Maryland	171	12,213,760	2.43	9.400	718	71,425	85.28
Hawaii	112	8,699,393	1.73	9.457	725	77,673	82.03
Massachussets	117	8,419,527	1.68	9.204	718	71,962	80.38
Illinois	122	8,146,622	1.62	9.530	718	66,776	87.32
Colorado	98	7,342,475	1.46	9.102	731	74,923	82.54
Oregon	70	4,586,015	0.91	9.515	716	65,515	82.73
Connecticut	50	2,568,790	0.51	9.107	699	51,376	80.92
Pennsylvania	54	2,533,799	0.50	9.569	718	46,922	86.42
Utah	34	2,132,401	0.42	9.272	715	62,718	85.51
Idaho	36	2,126,444	0.42	9.172	722	59,068	79.64
North Carolina	31	1,922,184	0.38	9.067	731	62,006	79.09
Michigan	37	1,758,085	0.35	9.941	711	47,516	86.49
Minnesota	34	1,618,347	0.32	9.394	714	47,598	81.49
Montana	26	1,574,074	0.31	9.183	727	60,541	86.04
Ohio	25	1,404,975	0.28	8.468	738	56,199	83.60
South Carolina	11	995,973	0.20	10.440	691	90,543	89.22
New Hampshire	15	910,246	0.18	9.003	709	60,683	75.16
Kansas	11	898,975	0.18	7.756	714	81,725	74.92
Wisconsin	20	844,074	0.17	8.573	720	42,204	74.96
Rhode Island	13	816,488	0.16	8.912	699	62,807	77.25
Georgia	20	772,230	0.15	9.977	710	38,611	85.94
Delaware	14	708,268	0.14	9.421	696	50,591	82.09
Other	90	4,070,490	0.81	9.496	723	45,228	82.85

Total:	6,735	$501,804,955	100.00%	9.477%	716	$74,507	83.73%

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

29

LEHMAN BROTHERS	Residential Mortgage Finance

Documentation Type

Documentation Type	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

Full	757	$50,484,075	10.06%	7.602%	764	$66,690	64.99%
Stated	5,911	445,829,846	88.85	9.687	710	75,424	85.82
No Documentation	4	278,563	0.06	12.988	717	69,641	87.20
No Ratio	28	2,340,237	0.47	10.545	659	83,580	85.60
Fast Track	35	2,872,234	0.57	8.519	756	82,064	87.52

Total:	6,735	$501,804,955	100.00%	9.477%	716	$74,507	83.73%

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

30

LEHMAN BROTHERS	Residential Mortgage Finance

Property Type

Property Type	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

Single Family	4,634	$348,609,353	69.47%	9.423%	715	$75,229	82.5%
PUD	1,182	93,547,362	18.64	9.536	716	79,143	86.28
Condo	732	44,224,630	8.81	9.607	719	60,416	87.23
2 Family	141	11,881,232	2.37	9.772	711	84,264	86.44
2-4 Family	35	2,307,792	0.46	10.180	692	65,937	85.44
4 Family	6	745,473	0.15	11.655	709	124,245	86.59
3 Family	5	489,113	0.10	10.542	691	97,823	77.34

Total:	6,735	$501,804,955	100.00%	9.477%	716	$74,507	83.73%

Draw Term

Draw Term (months)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

60	9	$534,732	0.11%	10.485%	687	$59,415	88.39%
120	6,720	501,005,507	99.84	9.475	716	74,554	83.72
180	6	264,716	0.05	9.966	693	44,119	85.29

Total:	6,735	$501,804,955	100.00%	9.477%	716	$74,507	83.73%

Minimum:	60 months
Maximum:	180 months
Average:	120 months
Weighted Average:	120 months

***Draw Term expressed in Months based on Product Description

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

31

LEHMAN BROTHERS	Residential Mortgage Finance

Maximum Rate

Maximum Rate (%)	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

16.000	30	$1,862,199	0.37%	9.108%	725	$62,073	78.75%
18.000	6,705	499,942,756	99.63	9.478	716	74,563	83.75

Total:	6,735	$501,804,955	100.00%	9.477%	716	$74,507	83.73%

Minimum:	16.000%
Maximum.:	18.000%
Non Zero Weighted Average:	17.993%

Lien Position

Lien Position	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

1st Lien	85	$8,245,006	1.64%	8.053%	757	$97,000	53.51%
2nd Lien	6,650	493,559,949	98.36	9.500	715	74,220	84.23

Total:	6,735	$501,804,955	100.00%	9.477%	716	$74,507	83.73%

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

32

LEHMAN BROTHERS	Residential Mortgage Finance

Second Liens with Negatively Amortizing First Lien Loans

Second Lien Loans with Negatively Amortizing First Liens	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

No	4,660	$364,912,879	73.93%	9.333%	720	$78,307	83.21%
Yes	1,990	128,647,070	26.07	9.976	701	64,647	87.13

Total:	6,650	$493,559,949	100.00%	9.500%	715	$74,220	84.23%

Maximum Combined Loan to Value Ratio

Maximum CLTV	Number of Mortgage Loans	Aggregate Outstanding Principal Balance	Percentage of Aggregate Outstanding Principal Balance	Weighted Average Loan Rate	Weighted Average Credit Score	Average Principal Balance	Weighted Average Combined Loan-to- Value Ratio

1-70	1,006	$75,970,355	15.14%	8.293%	733	$75,517	57.39%
71 - 75	298	26,564,850	5.29	8.492	735	89,144	72.78
76 - 80	629	59,234,394	11.80	8.569	723	94,172	78.57
81 - 85	306	22,659,459	4.52	9.389	706	74,051	82.01
86 - 90	1,685	109,860,571	21.89	9.656	705	65,199	88.77
91 - 95	726	55,655,152	11.09	10.296	705	76,660	92.69
96 - 100	1,543	115,378,477	22.99	10.167	715	74,775	94.40
101 - 105	512	34,757,179	6.93	10.214	710	67,885	92.95
106 >=	30	1,724,517	0.34	10.123	729	57,484	103.24

Total:	6,735	$501,804,955	100.00%	9.477%	716	$74,507	83.73%

Non Zero Minimum:	7.58%
Maximum:	119.47%
Non Zero Weighted Average:	85.75%

***ASSUMED FULLY DRAWN HELOC + (SENIOR BALANCE * NEGAM CAP)

          The depositor has filed with the SEC a registration statement (including a prospectus) with respect to this offering (the “Offering Documentation”). Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuing entity and the offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 9519.

33